EXHIBIT 21.1

SUBSIDIARIES OF LOOMIS, FARGO & CO.

LFC Holding Corporation, a Delaware corporation
Loomis, Fargo & Co., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

SUBSIDIARIES OF LFC HOLDING CORPORATION

Loomis, Fargo & Co., a Texas corporation
Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation

SUBSIDIARIES OF LOOMIS, FARGO & CO. (TEXAS)

Loomis, Fargo & Co. of Puerto Rico, a Tennessee corporation
LF & Co. Management Co., a Nevada corporation
LF & Co. Holdings LTD, a Texas corporation

Loomis, Fargo & Co. of Puerto Rico does not have any subsidiaries.
LF & Co. Management Co. does not have any subsidiaries.
LF & Co. Holdings LTD does not have any subsidiaries